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                                                                  Execution Copy

         ASSET PURCHASE AGREEMENT, dated as of May 30, 2000, among IMATEC LTD., a Delaware Corporation with offices located at 150 East 58th Street, New York, New York 10155 (the "Purchaser"); SEQUEL ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned, newly-formed subsidiary of the Purchaser with executive offices located at 150 East 58th Street, New York, New York 10155 ("Acquisition"); and SEQUEL TECHNOLOGY CORPORATION, a Washington corporation with executive offices located at 3245 146th Place SE, Suite 300, Bellevue, Washington 98007 (the "Seller"); and THE SUBSIDIARIES OF SELLER IDENTIFIED AS PARTIES HERETO IN SCHEDULE 2.01 HERETO (collectively, the "Seller Subsidiaries").

                                  INTRODUCTION

         Acquisition desires to acquire substantially all of the properties and assets and the portion of the business and goodwill of Seller and the Seller Subsidiaries specified herein in exchange for (i) shares of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"), (ii) cancellation of the Bridge Note (as hereinafter defined), and (iii) the assumption by Acquisition of certain obligations and liabilities of Seller as hereinafter provided, and Seller intends to effect such exchange.

         The parties hereto, intending to be legally bound, hereby agree as follows:

I.       DEFINITIONS

         Accrued Benefits. Includes the value of disability, pre-retirement, and death benefits, and all supplements, subsidized, and optional forms of benefits.

         Accrued Liabilities. Includes a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the date of the Closing; Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the date of the Closing in such plan year or period and the denominator of which is the number of days in such year or period or period, as the case may be.

         Acquisition.  As defined in the introductory paragraph hereof.

         Bridge Note. The 10% Promissory Note, dated May ___, 2000, from the Seller to the Purchaser, as amended through the date of the Closing, a form of which is attached hereto as Exhibit 1A.

         Closing.  As defined in Section 4.02 hereof.


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         Code. Internal Revenue Code of 1986, as amended, or its predecessor statute.

         Employment Agreements. The employment agreement, dated as of the date of the Closing, between Purchaser and Robert Savette; the employment agreement, dated as of the date of the Closing, between Purchaser and Robert Savette; the employment agreement, dated as of the date of the Closing, between Purchaser and Mark Southern; the employment agreement dated as of the date of the Closing, between the Purchaser and Thomas Bougetz; the employment agreement dated as of the date of the Closing, between the Purchaser and Paul Bouche; the employment agreement dated as of the date of the Closing, between the Purchaser and Michael Hayes; and the employment agreement dated as of the date of the Closing, between the Purchaser and Tony Zundel, collectively.

         Employee Benefit Plan.  As defined in Section 3(3) of ERISA.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         Escrow Account.  The escrow established by the Escrow Agreement.

         Escrow Agent. The escrow agent appointed to administer the Escrow Account pursuant to the Escrow Agreement; initially Abrams, Garfinkel & Rosen, LLP.

         Escrow Agreement. The Escrow Agreement, dated as of the date of Closing, among Purchaser, Seller, those New Purchaser Stockholders identified in
Schedule 4.01, and the Escrow Agent, a form of which is attached hereto as
Exhibit 5.12D.

         Exchange Act. Securities Exchange Act of 1934, as amended, including the rules and regulations of the SEC thereunder.

         Excluded Assets.  As defined in Section 4.01(a) hereof.

         Excluded Liabilities. Any (a) tax or other obligation or liability arising out of, or based upon, or in connection with any Transaction Agreement or incurred by Seller or any stockholder of Seller by reason of the preparation of any Transaction Agreement (including without limitation any obligation or liability to holders of Seller Common Stock or Seller Preferred Stock who demand and perfect any rights they may have to demand appraisal of their shares pursuant to the laws of the State of Washington), and (b) obligations other than those assumed pursuant to Section 4.01(a) hereof and (c) obligation or liability arising out of, based upon, or in connection with any item referred to in clauses (a) and (b) of this definition.

         Hazardous Substances. Any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substance, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation in effect as of the date hereof.



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         Intangibles. Any patent, patent application, trademark, trademark application, trade name, service mark, license, copyright, franchise, or other intangible property or asset.

         Last Purchaser Balance Sheet. The unaudited balance sheet, and the notes thereto, of Purchaser as of the Last Purchaser Balance Sheet Date.

         Last Purchaser Balance Sheet Date. March 31, 2000.

         Last Purchaser Financial Statements. The audited financial statements of the Purchaser at and for the years ended December 31, 1997, 1998, and 1999 and for the three months ended March 31, 2000.

         Last Seller Balance Sheet. The consolidated balance sheet, and the notes thereto, of Seller as of the Last Seller Balance Sheet Date.

         Last Seller Balance Sheet Date.  December 31, 1999.

         Last Seller Financial Statements. The consolidated financial statements of the Seller at and for the years December 31, 1997, 1998, and 1999, all of which have been audited, except the consolidated financial statements for the year ended December 31, 1999, which financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Seller and the Seller Subsidiaries.

         McDermott Engagement Letter. Letter Agreement, dated May 30, 2000, among the Purchaser, the Seller, and Stamford Capital Partners, LLC.

         New Purchaser Stockholders.  As defined in Section 4.01 hereof.

         Participate In.  As defined in Section 7.09 hereof.

         Pension Plan.  As defined in Section 3(2) of ERISA.

         Pledge Agreement. Guarantee and Pledge Agreement, dated as of May __ ,2000, between the Purchaser and Ronald Bernbaum, a form of which is attached hereto as Exhibit 1B, providing a guarantee of the obligations of the Seller under, and pursuant to, the Bridge Note, as well as a pledge of certain securities described therein.

         Purchaser.  As defined in the introductory paragraph hereof.

         Purchaser Common Stock.  As defined in the introduction hereto.

         Purchaser Indemnities. The Purchaser, Acquisition, and their respective officers, directors, employees, counsel, and agents, and each person, if any, who controls, controlled, or will control any of them within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Securities Exchange
Act.

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         Purchaser Introductions. All corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, individuals, and/or other entities introduced by the Purchaser to the Seller.

         Purchaser SEC Documents. The Annual Report on Form 10-KSB for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 of the Purchaser, as filed with the SEC, as supplemented by all documents filed by the Purchaser with the SEC prior to the date of the Closing pursuant to Section 13, 14(a), or 15(d) under the Exchange Act.

         Release.  As defined in 42 U.S.C. Section 9601(22).

         Release Time.  As defined in Section 7.01 hereof.

         Roth Engagement Letter. Letter, dated May 30, 2000, between Roth Capital Partners, Inc. and the Seller.

         SEC.  United States Securities and Exchange Commission.

         Securities Act. Securities Act of 1933, as amended, including the rules and regulations of the SEC thereunder.

         Seller.  As defined in the introductory paragraph hereof.

         Seller Common Stock. Common stock, par value $.001 per share, of Seller.

         Seller Indemnities. The Seller, the Seller Subsidiaries, and their respective officers, directors, employees, counsel, and agents, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act.

         Seller Introductions. All corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, individuals, and/or other entities introduced by the Seller to the Purchaser.

         Seller Plan. Each of the plans, obligations, and arrangements identified in Schedule 2.08(a) hereto.

         Seller Preferred Stock. Preferred Stock, par value $.001 per share, of Seller.

         Seller Subsidiaries.  As defined in Section 2.01 hereof.

         Shalit Termination Agreement. Termination Agreement, dated as of the date of the Closing, between the Purchaser and Dr. Hanoch Shalit, pursuant to which, among other things, (i) the License Agreement, dated as of June 25, 1995, between the Purchaser and Dr. Hanoch Shalit shall be terminated, and (ii) the Purchaser shall make certain payments to Dr. Hanoch Shalit simultaneously with the Closing of the transactions contemplated hereby and in connection herewith.



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         Takeover Proposal.  As defined in Section 7.06 hereof.

         Tax Returns. Any return, report, document, statement, or form required to be filed (whether on a consolidated, combined, separate, or unitary basis) with respect to any Taxes (including any schedules required to be attached thereto), including, without limitation, information returns, claims for refund, amended returns, and declarations of estimated Tax.

         Taxes. All taxes, charges, fees, levies, penalties, or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including any interest, penalties, or additions thereto.

         Transaction Agreements. Collectively, this Agreement, the Bridge Note, the Pledge Agreement, the Employment Agreements, the Shalit Termination Agreement, and the Escrow Agreement, the McDermott Engagement Letter, and the Roth Engagement Letter.

II.      REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Purchaser as follows:

         Section 2.01      Organization and Qualification.

         Schedule 2.01 sets forth the Seller Subsidiaries. Other than the Seller Subsidiaries and other than as otherwise designated in Schedule 2.01 hereto, neither Seller nor any Seller Subsidiary has a subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Schedule 2.01 also correctly sets forth as to Seller and as to each Seller Subsidiary its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it presently contemplates conducting; and as to each Seller Subsidiary its authorized capitalization, its shares of capital stock outstanding, and the percentage ownership thereof by Seller. Each of the Seller and each of the Seller Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with all requisite corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. The Seller is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on such entities or their respective businesses or assets. To date, no business or operations have been conducted by or through any Seller Subsidiary.

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         Section 2.02      Capitalization.

         The authorized capital stock of Seller consists of 100,000,000 shares of Seller Common Stock, of which 4,443,947 shares are outstanding, and 65,000,000 shares of Seller Preferred Stock, of which 34,870,923 shares are outstanding. Each of such outstanding shares of Seller Common Stock and each outstanding share of capital stock of each Seller Subsidiary is validly authorized and issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is owned of record and, to the best knowledge of the Seller, beneficially by stockholders identified in Schedule 2.02A, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those created by stockholders of the Seller or with respect to their property, but to which neither the Seller nor the officers or directors thereof is a party, except as set forth in Schedule 2.02B hereto. Except as set forth in Schedule 2.02C hereto, (a) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Seller or of any Seller Subsidiary or any security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Seller or of any Seller Subsidiary, and (b) there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Seller or of any Seller Subsidiary.

         Section 2.03      Financial Condition.

         Seller has delivered to the Purchaser true and correct copies of the Last Seller Financial Statements. Each consolidated balance sheet included in the Last Seller Financial Statements presents fairly the financial condition, assets, liabilities, and stockholders' equity of Seller and the Seller Subsidiaries as of its date; each such consolidated statement of income and consolidated statement of retained earnings presents fairly the results of operations of Seller and the Seller Subsidiaries for the period indicated; and each such consolidated statement of cash flows presents fairly the information purported to be shown therein. Except as set forth in Schedule 2.03 hereto, since the Last Seller Balance Sheet Date:

                  (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the best knowledge of Seller, future prospects of Seller or any Seller Subsidiary; and each of Seller and each of the Seller Subsidiaries has operated consistently in all material respects with the results of operations referred to in Last Seller Financial Statements.

                  (b) Neither Seller nor any Seller Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Seller or any Seller Subsidiary.

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                  (c) The operations and business of Seller and each Seller
Subsidiary have been conducted in all material respects only in the ordinary course of business consistent with past practices.

                  (d) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Seller or of any Seller Subsidiary which in the reasonable expectation of Seller or any Seller Subsidiary will not be profitable.

                  (e) Neither Seller nor any Seller Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                  (f) Neither Seller nor any Seller Subsidiary has paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, the Transaction Agreements, it being understood that stockholders of the Seller shall have paid or will pay all such taxes (including sales and use taxes resulting from the Transaction Agreements or the transactions contemplated thereby and in connection therewith), liabilities, and expenses.

There is no fact known to Seller or any Seller Subsidiary which materially adversely affects or in the future (as far as Seller or any Seller Subsidiary can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller or of any Seller Subsidiary; provided, however, that Seller and the Seller Subsidiaries express no opinion as to political or economic matters of general applicability.

         Section 2.04      Tax and Other Liabilities.

         Neither Seller nor any Seller Subsidiary has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes and liabilities to customers or suppliers, other than the following:

                  (a) Liabilities for which full provision has been made on the Last Seller Balance Sheet; and

                  (b) Other liabilities arising since the Last Seller Balance Sheet Date and prior to the Closing (as defined in Section 4.02) in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Seller or any other provision of this Agreement.

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Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Seller Balance Sheet are sufficient for all accrued and material unpaid Taxes of Seller and the Seller Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Seller Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. . Each of Seller and each of the Seller Subsidiaries has filed all material federal, state, local, and foreign Tax Returns required to be filed by it or has filed an extension with respect thereto; has delivered to the Purchaser a true and correct copy of each such return which was filed from inception as a Washington corporation through the year ended December 31, 1998; has paid (or has established on the Last Seller Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Purchaser a true and correct copy of any report as to adjustments received by it from any taxing authority during the past four years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, or to the Seller's knowledge, threatened with respect to any such report or the subject matter of such report. Except as disclosed in Schedule 2.04, (i) no agreement extending the time for assessment of any Taxes has been granted that currently is in effect, (ii) no protests are pending with respect to any Taxes, and (iii) there are no liens for Taxes (other than for Taxes that are not yet due and payable).

         Section 2.05      Litigation and Claims.

         Except as set forth in Schedule 2.05 hereof, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, to the knowledge of Seller threatened (or any basis therefor known to Seller or any Seller Subsidiary) with respect to Seller, any Seller Subsidiary, or any of its respective businesses, properties, or assets, a determination adverse thereto which could have a material adverse effect on the business, prospects, financial condition or results of operations of the Seller and the Seller Subsidiaries (excluding those constituting Excluded Assets) taken as a whole. Neither Seller nor any Seller Subsidiary is affected by any present or threatened strike or other labor disturbance nor to the knowledge of Seller or any Seller Subsidiary is any union attempting to represent any employee of Seller or of any Seller Subsidiary as collective bargaining agent. To the knowledge of Seller, neither Seller nor any Seller Subsidiary is in violation of, or in default with respect to, any applicable law, rule, regulation, order, judgment, or decree, except for such violations or defaults which shall not have a material adverse effect on the Seller and the Seller Subsidiaries, taken as a whole; nor, to the knowledge of Seller, is Seller or any Seller Subsidiary required to take any action in order to avoid such violation or default.

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         Section 2.06      Properties.

         Each of Seller and each of the Seller Subsidiaries has good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets, including Intangibles, as are held pursuant to leases or licenses described in Schedule 2.07 or Schedule 2.09 hereto), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except such as are listed in Schedule 2.06. Neither Seller nor any Seller Subsidiary owns any real property, and no Seller Subsidiary owns, leases, or licenses any other property or asset.

                  (a) Except as set forth in Schedule 2.06(a), to the Seller's knowledge, all accounts and notes receivable reflected on the Last Seller Balance Sheet, or arising since the Last Seller Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 90 days of the date incurred, net of any reserve for bad accounts reflected on the Last Seller Balance Sheet.

                  (b) All work in process of Seller is usable on a normal basis in the existing product lines of Seller.

                  (c) Except for properties which individually or in the aggregate are not material, attached as Schedule 2.06(c) is a true and complete list of all real and other properties and assets owned by Seller and the Seller Subsidiaries or leased or licensed by Seller or by any Seller Subsidiary from or to a third party (including inventory, but not including Intangibles), including with respect to such properties and assets owned by Seller or by any Seller Subsidiary a statement of cost, book value, and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to such properties and assets leased or licensed by Seller or by any Seller Subsidiary, a description of such lease or license. All such real and other properties and assets (including Intangibles) owned by Seller or by any Seller Subsidiary are reflected on the Last Seller Balance Sheet (except for acquisitions and dispositions or sales in the ordinary course of business subsequent to the Last Seller Balance Sheet Date and prior to the Closing which are either noted in Schedule 2.06(c) or are approved in writing by the Purchaser). All real and other tangible properties and assets owned, leased, or licensed by Seller by any Seller Subsidiary are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Seller and of such Seller Subsidiary taken as a whole excepted).

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                  (d) No real property leased or licensed by Seller or by any
Seller Subsidiary lies in an area which is, or to the knowledge of Seller or any Seller Subsidiary will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inactions of another person or entity or his or its ownership, which would prohibit, leasing, licensing, or use of any real or personal property, exists or will exist which would prevent, the continued effective leasing, licensing, or use of such real property in the business in which Seller or such Seller Subsidiary is now engaged or the business in which it contemplates engaging.

                  (e) The real and other properties and assets (including Intangibles) owned by Seller and each Seller Subsidiary or leased or licensed by Seller or such Seller Subsidiary from a third party constitute all such properties and assets which are necessary to the business of Seller or such Seller Subsidiary as presently conducted or as it contemplates conducting.

                  (f) Neither Seller nor any Seller Subsidiary has caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Seller or any Seller Subsidiary.



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         Section 2.07      Contracts and Other Instruments.

         Schedule 2.07 sets forth all contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Seller and each Seller Subsidiary that are material to the Seller and the Seller Subsidiaries taken as a whole, identifying whether the matter disclosed therein relates to Seller or to a Seller Subsidiary named therein. Seller has furnished, or prior to Closing will furnish, to the Purchaser (a) the articles of incorporation (or other charter document) and by-laws of Seller and each Seller Subsidiary and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following: (i) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 2.07; (ii) true and correct copies of all leases and licenses referred to in Schedule 2.06 or Schedule 2.08; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 2.07. Except as described in Schedule 2.07, neither Seller, any Seller Subsidiary, nor, to the knowledge of Seller or any Seller Subsidiary, any other party to any such contract, agreement, instrument, lease, or license is now or, in the reasonable judgment of Seller, expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and, assuming the due authorization, execution, and delivery thereof by the other parties thereto, each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; except as set forth in Schedule 2.07, neither Seller, any Seller Subsidiary, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance by the Seller and the Seller Subsidiaries of the Transaction Agreements to which it is or shall be a party will not prejudice any such arrangement or understanding in any way. Each of Seller and each of the Seller Subsidiaries enjoys peaceful and undisturbed possession in all material respects under all leases and licenses under which it is operating. Neither Seller nor any Seller Subsidiary is party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the knowledge of Seller or any Seller Subsidiary, may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller or any Seller Subsidiary. Except as set forth in Schedule 2.07, neither Seller nor any Seller Subsidiary has engaged in within the last five years, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder, any director, officer, or employee of Seller or of any Seller Subsidiary (except for employment agreements listed in Schedule 2.07 and employment and compensation arrangements described in Schedule 2.08(a), in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those described in Schedule 2.07. The minute book records of Seller and the Seller Subsidiaries and all proceedings of the stockholders and the Board of Directors and committees thereof of Seller and the Seller Subsidiaries since their respective incorporations made available to the Purchaser's counsel are the original minute book records of Seller and the Seller Subsidiaries or exact copies thereof. Neither Seller nor any Seller Subsidiary is in violation or breach of, or in default with respect to, any term of its articles of incorporation or other charter document or by-laws. Neither Seller nor any Seller Subsidiary is a member of a customer or user organization or of a trade association other than as specified in Schedule 2.07.

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         Section 2.08      Employees.

                  (a) Seller does not sponsor, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 2.08(a). Each of the plans, obligations, and arrangements identified in Schedule 2.08(a) is hereinafter referred to as a "Seller Plan." No Seller Subsidiary sponsors, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. Seller has furnished to the Purchaser: (i) true and correct copies of all documents evidencing the Seller Plans, (or true and correct written summaries of any Seller Plan not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and summaries of material modifications relating to any Seller Plans; and (ii) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan.

                  (b) All contributions, premiums, and other payments due from Seller or Seller Subsidiary to (or with respect to) each Seller Plan for periods ending on, or prior to, the date of the Closing have been paid or accrued consistent with past practice. If any Employee Benefit Plan of Seller or of any Seller Subsidiary were to be terminated on the day prior to the date of the Closing, (i) no material liability under Title IV of ERISA would be incurred by Seller and (ii) all Accrued Benefits to such day prior to the date of the Closing (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. All Accrued Liabilities (for contributions or otherwise) of Seller as of the date of the Closing to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits have been paid or accrued for all periods ending prior to the date of the Closing and no payment by Seller or any Seller Subsidiary to, or with respect to, any Seller Plan since the Last Seller Balance Sheet Date has been disproportionately large compared to prior payments.

                  (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Seller Plan. No Seller Plan or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Schedule 2.08(c). Each Seller Plan which is a group health plan within the meaning of Section 4980B(g)(ii) of the Code is and has been maintained in compliance in all material respects with the applicable requirements of Section 4980B(f) of the Code. Neither Seller nor any Seller Subsidiary has any obligation to provide post-retirement medical benefits or post-retirement life insurance coverage to any present or former employees, except as required by applicable law, including, without limitation, Section 49.80B(f) of the Code and Part 6 of Subtitle B of Title I of ERISA. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the knowledge of the Seller, threatened or contemplated (or any basis therefor known to Seller or any Seller Subsidiary) with respect to any Seller Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Seller Plan. No Seller Plan or related trust is in violation of, or in default with respect to, any applicable law, rule, regulation, order, judgment, or decree nor is Seller, any Seller Subsidiary, any Seller Plan or any related trust required to take any action in order to avoid violation or default, except for adopting such amendments to Seller's 401(k) plan, as may be necessary to bring such plan into compliance with applicable law (and for which the remedial amendment period has not yet expired). No event has occurred or, to the knowledge of the Seller, is threatened or about to occur that would constitute a prohibited transaction under Sections 406 and 408 of ERISA with respect to the Seller Plan.

                  (d) Each Pension Plan maintained for the employees of Seller or of any Seller Subsidiary that is intended to be qualified has been qualified under Section 401(a) of the Code and any related trust has been exempt from Federal income taxation under Section 501 of the Code since its inception. Each such Pension Plan has been operated in accordance with its terms. No investigation or review by the Internal Revenue Service is currently pending or, to the knowledge of Seller or any Seller Subsidiary, is contemplated in which the Internal Revenue Service has asserted or may assert that any such Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. No assessment of any federal taxes has been made or, to the knowledge of Seller or any Seller Subsidiary, is contemplated against Seller, any Seller Subsidiary, or any related trust of any such Pension Plan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code. Form 5500's have been timely filed with respect to all Pension Plans of Seller and the Seller Subsidiaries. No event has occurred or, to the knowledge of Seller or any Seller Subsidiary, is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Seller and the Seller Subsidiaries.

                  (e) Neither Seller nor any Seller Subsidiary sponsors, maintains, or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to contribute to), any multiemployer plan, as defined in
Section 3(37) of ERISA, or any Pension Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

                  (f) Schedule 2.08(f) contains a true and correct statement of the names, relationship with Seller or any Seller Subsidiary, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1999 of (i) each director, officer, or other employee of Seller or of any Seller Subsidiary whose aggregate compensation for the fiscal year ended December 31, 1999 exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum and
(ii) all sales agents, dealers, or distributors of Seller or of any Seller Subsidiary. Except as set forth in Schedule 2.08(f), since December 31, 1999, neither Seller nor any Seller Subsidiary has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended by Seller or any Seller Subsidiary to increase benefits thereunder.

         Section 2.09      Patents, Trademarks, Et Cetera.

         Neither Seller nor any Seller Subsidiary owns or has pending, or is licensed under, any Intangibles, other than as described in Schedule 2.09 hereto, all of which are in good standing and uncontested. Schedule 2.09 accurately sets forth with respect to Intangibles owned by Seller or by any Seller Subsidiary, where appropriate, a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by Seller or by any Seller Subsidiary from or to a third party, a description of such license. Neither any director, officer, or employee of Seller or of any Seller Subsidiary, any stockholder of Seller of any Seller Subsidiary, any relative or affiliate of any such stockholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Seller or of any Seller Subsidiary. Schedule 2.09 sets forth all trademarks used by Seller to identify its products and indicates whether such trademark is protected by registration in the name of Seller on either the principal or supplemental register in the United States Patent and Trademark Office. There is no right under any Intangible necessary to the business of Seller or of any Seller Subsidiary as presently conducted or as it contemplates conducting, except such as are so designated in Schedule 2.09. To the knowledge of Seller and each Seller Subsidiary, neither Seller nor any Seller Subsidiary has infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. To the knowledge of Seller or any Seller Subsidiary, there is no infringement by others of Intangibles of Seller or of any Seller Subsidiary. To the knowledge of Seller or any Seller Subsidiary, there is no Intangible of others that may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller or of any Seller Subsidiary.

         Section 2.10      Questionable Payments.

         Neither Seller, any Seller Subsidiary, any director or officer, nor to the knowledge of Seller or any Seller Subsidiary, any agent, employee, or other person associated with or acting on behalf of Seller or any Seller Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Seller or any Seller Subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         Section 2.11      Authority to Sell.

         Seller has all requisite corporate power and authority or will have before Closing to execute, deliver, and perform each of the Transaction Agreements to which it is or shall be party. All necessary corporate proceedings of Seller have been duly taken or will be taken prior to the Closing to authorize the execution, delivery, and performance by Seller of each of the Transaction Agreements to which Seller is or shall be a party. This Agreement has been or will be before Closing duly authorized, executed, and delivered by Seller, and will constitute the legal, valid, and binding obligation of Seller, and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally, is enforceable as to Seller in accordance with its terms. Each of the Transaction Agreements to which Seller is or shall be party other than this Agreement has been duly authorized, and at Closing will be duly executed and delivered by Seller, will constitute the legal, valid, and binding obligation of Seller, and will be enforceable as to Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally. Except as set forth in Sections 5.09 and 5.10 and as otherwise required pursuant to the federal securities laws and rules and regulations of NASD Regulation, Inc., no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Seller or any Seller Subsidiary for the execution, delivery, or performance by Seller of any Transaction Agreement to which it is party. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Seller or any Seller Subsidiary is a party, or to which it or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Agreement to which Seller is or shall be a party (except such consents referred to in Schedule 2.11); and the execution, delivery, and performance of the Transaction Agreements will not (if the consents referred to in Schedule 2.11 are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Seller or any Seller Subsidiary that it was not paying or obligated to pay immediately before this Agreement or any other Transaction Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or (once the conditions in Sections 5.09 and 5.10 are satisfied) violate or result in a breach of any term of the articles of incorporation (or other charter document) or by-laws of Seller or any Seller Subsidiary, or violate, result in a breach of, or conflict with any applicable law, rule, regulation, order, judgment, or decree binding on Seller or any Seller Subsidiary or to which it or any of its respective businesses, properties, or assets are subject, which violation or breach could have a material adverse effect on the Seller or any Seller Subsidiary. Upon the Closing, Seller will have good title to all properties (other than real properties) and assets used in the business of Seller or owned by Seller (except such real and other properties and assets as are held pursuant to leases or licenses described in
Schedule 2.07 or Schedule 2.09 and except for the Excluded Assets), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Schedule 2.06).

         Section 2.12      Non-Distributive Intent.

         Except in connection with any potential liquidation of the Seller or in connection with the satisfaction of its obligations to third parties, the shares of Purchaser Common Stock to be issued hereunder to Seller shall be for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Seller will not sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. By virtue of its position, Seller has access to the kind of financial and other information about the Purchaser as would be contained in a registration statement filed under the Securities Act. Seller understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

         Section 2.13      Completeness of Disclosure.

         No representation or warranty by Seller in this Agreement contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to Seller as follows:

         Section 3.01      Organization.

         Other than Acquisition, Purchaser has no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Schedule 3.01 correctly sets forth as to the Purchaser and Acquisition its respective place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting. Each of the Purchaser and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and tribunals, to own, lease, license, and use its respective properties and assets and to carry on its respective business in which it is now engaged and the respective business in which it contemplates engaging. The Purchaser is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

         Section 3.02      Validity of Shares.

         The shares of Purchaser Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized and issued, fully paid, and non-assessable.

         Section 3.03      Authority to Buy.

         Each of the Purchaser and Acquisition has all requisite power and authority to execute, deliver, and perform each of the Transaction Agreements to which it is or shall be party. All necessary corporate proceedings of the Purchaser and Acquisition have been duly taken by the Purchaser to authorize the execution, delivery, and performance of the Transaction Agreements to which it is or shall be party. This Agreement has been duly authorized, executed, and delivered by each of the Purchaser and Acquisition, is the legal, valid, and binding obligation of each of the Purchaser and Acquisition, and is enforceable as to each of the Purchaser and Acquisition in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting creditors' rights generally. The Bridge Note and Pledge Agreement have been duly authorized, executed, and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser, and is enforceable as to the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting creditors' rights generally. Each of the Employment Agreements, and the Escrow Agreement has been duly authorized by the Purchaser, and, upon the execution and delivery thereof by Purchaser at the Closing, shall be the legal, valid, and binding obligation of such of the Purchaser, and shall be enforceable as the Purchaser in accordance with its respective terms. The Escrow Agreement has been duly authorized by Acquisition, and upon the execution and delivery thereof by Acquisition at the Closing, shall be the legal, valid, and binding obligation of such Acquisition, and shall be enforceable as to Acquisition in accordance with its terms. Except as set forth in Sections 6.09 and 6.10, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Purchaser or Acquisition for the execution, delivery, or performance thereby of any Transaction Agreement to which it is or shall be party. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Purchaser or Acquisition is a party, or to which it or any of its respective business, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Agreement to which Purchaser is or shall be a party (except such consents referred to in Schedule 3.03); and the execution, delivery, and performance of the Transaction Agreements will not (if the consents referred to in Schedule 3.03 are obtained prior to the Closing) violate, result in breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Purchaser or Acquisition that it was not paying or obligated to pay immediately before this Agreement or any other Transaction Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or (once the conditions in Sections 6.09 and 6.10 are satisfied) violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Purchaser or Acquisition, or violate, result in a breach of, or conflict with any applicable law, rule, regulation, order, judgment, or decree binding on Purchaser or Acquisition or to which it or any of its respective businesses, properties, or assets are subject.

         Section 3.04      Capitalization.

         The authorized capital stock of Purchaser consists of (i) 20,000,000 shares of Purchaser Common Stock, of which 3,735,201 shares are outstanding, and
(ii) 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding. The authorized capital stock of Acquisition consists of 1,500 shares of Common Stock of which 10 shares are outstanding and owned by Purchaser. Schedule 3.04 hereof sets forth the capitalization of the Purchaser on a fully diluted basis as of the date dated of this Agreement, the proposed capitalization immediately after the Closing and the proposed capitalization immediately following the proposed public offering. Each of the outstanding shares of Purchaser Common Stock and each outstanding share of capital stock of Acquisition is validly authorized and issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those created by the stockholders of Purchaser or with respect to their property but to which neither the Purchaser, nor the officers or directors thereto is a party. Except as set forth in the Purchaser SEC Documents or Schedule 3.04 hereto, (a) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Purchaser or of Acquisition or any security or other instrument convertible into, or exchangeable or exercisable for capital stock of Purchaser or of Acquisition, and (b) there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Purchaser or Acquisition.

         Section 3.05      Financial Condition.

         Purchaser has delivered to the Seller true and correct copies of the following: audited balance sheets of Purchaser as of December 31, 1997, 1998, and 1999; and the audited statement of income, statement of retained earnings, and statement of cash flows of Purchaser for the years ended December 31, 1997, 1998, and 1999. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Purchaser as of its date; each such statement of income and statement of retained earnings presents fairly the results of operations of Purchaser for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 3.05 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Purchaser. Since the Last Purchaser Balance Sheet Date and except as set forth in the Purchaser SEC Documents:

                  (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the best knowledge of Purchaser and Acquisition, future prospects of Purchaser or Acquisition; and Purchaser has operated consistently in all material respects with the results of operations referred to in Last Purchaser Financial Statements.

                  (b) Neither Purchaser nor Acquisition has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Purchaser or Acquisition.

                  (c) The operations and business of Purchaser have been conducted in all material respects only in the ordinary course of business consistent with past practice; Acquisition has conducted no operations since inception.

                  (d) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Purchaser that in the reasonable expectation of Purchaser will not be profitable.

                  (e) Purchaser has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                  (f) Purchaser has not paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, the Transaction Agreements.

                  (g) As of the date hereof, Purchaser has unencumbered cash in the amount of approximately $1.7 million.

There is no fact known to Purchaser or Acquisition which materially adversely affects or in the future (as far as Purchaser or Acquisition can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser or of Acquisition; provided, however, that Purchaser expresses no opinion as to political or economic matters of general applicability.

         Section 3.06      Tax and Other Liabilities.

         Except as set forth in Schedule 3.06, neither Purchaser nor Acquisition has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes and liabilities to customers or suppliers, other than the following:

                  (a) Liabilities for which full provision has been made on the Last Purchaser Balance Sheet; and

                  (b) Other liabilities arising since the Last Purchaser Balance Sheet Date and prior to the Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Purchaser or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Purchaser Balance Sheet are sufficient for all accrued and unpaid Taxes of Purchaser and Acquisition, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Purchaser Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance by Purchaser of such of the Transaction Agreements to which it is party will not cause any Taxes to be payable (other than by Seller or stockholders of Seller or any Seller Subsidiary) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax (other than on the properties or assets of stockholders of Seller or any Seller Subsidiary). The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of Purchaser for all taxable years up to and including the taxable year ended December 31, 1994. The Purchaser has filed all federal, state, local, and foreign Tax Returns required to be filed by it or has filed an extension with respect thereto; has made available to the Seller a true and correct copy of each such return which was filed since January 1, 1995; has paid (or has established on the Last Purchaser Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has made available to the Seller a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. No agreement extending the time for assessment of any Taxes has been granted that currently is in effect, no protests are pending with respect to any Taxes, and there are no liens for Taxes (other than for Taxes that are not yet due and payable).

         Section 3.07      Litigation and Claims.

         Except as set forth in Schedule 3.07 hereto, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Purchaser) with respect to Purchaser, Acquisition, or any of its respective businesses, properties, or assets, a determination in which adverse to Purchaser or Acquisition could have a material adverse effect on the business, prospects, financial condition, or results of operations thereof. Neither Purchaser nor Acquisition is affected by any present or threatened strike or other labor disturbance or to the knowledge of Purchaser or Acquisition is any union attempting to represent any employee of Purchaser as collective bargaining agent. To the knowledge of Purchaser, Purchaser is not in violation of, or in default with respect to, any applicable law, rule, regulation, order, judgment, or decree; nor is Purchaser required to take any action in order to avoid such violation or default.

         Section 3.08      Properties.

         The Purchaser has good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in Schedule 3.09 or Schedule
3.11 hereto), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, except such as are listed in Schedule 3.08 hereto. Neither Purchaser nor Acquisition owns any real property.

                  (a) All accounts and notes receivable reflected on the Last Purchaser Balance Sheet, or arising since the Last Purchaser Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 90 days of the date incurred, net of any reserve for bad accounts reflected on the Last Purchaser Balance Sheet.

                  (b) All real and other properties and assets (including Intangibles) owned by Purchaser are reflected on the Last Purchaser Balance Sheet (except for acquisitions and dispositions or sales on the ordinary course of business subsequent to the Last Purchaser Balance Sheet Date and prior to the Closing). All real and other tangible properties and assets owned, leased, or licensed by Purchaser are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Purchaser). Acquisition does not own, lease, or license any real or other tangible property.

                  (c) No real property leased or licensed by Purchaser lies in an area which is, or to the knowledge of Purchaser or Acquisition will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its leasing, licensing, or use of any real or personal property exists or will exist which would prevent the continued effective leasing, licensing, or use of such real property in the business in which Purchaser is now engaged or the business in which it contemplates engaging.

                  (d) The real and other properties and assets (including Intangibles) owned by Purchaser or leased or licensed by Purchaser from a third party constitute all such properties and assets which are necessary to the business of Purchaser as presently conducted or as it contemplates conducting.

                  (e) The Purchaser has not caused or permitted its business, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance, except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Purchaser.

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         Section 3.09      Contracts and Other Instruments.

         Schedule 3.09 accurately and completely sets forth all material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Purchaser and Acquisition taken as a whole, identifying whether the matter disclosed therein relates to Purchaser or to Acquisition. Purchaser has made available to the Purchaser (a) the certificate of incorporation (or other charter document) and by-laws of Purchaser and Acquisition and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following: (i) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 3.09; (ii) true and correct copies of all leases and licenses referred to in Schedule 3.08 or Schedule 3.11; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 3.08. Neither Purchaser, Acquisition, nor to the knowledge of Purchaser any other party to any such contract, agreement, instrument, lease, or license is now or, in the reasonable judgment of Purchaser, expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, is enforceable as to them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Purchaser, Acquisition, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance by Purchaser and Acquisition of the Transaction Agreements to which it is party will not prejudice any such arrangement or understanding in any way. Each of Purchaser and Acquisition enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither Purchaser nor Acquisition is party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the knowledge of Purchaser or Acquisition, may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser or Acquisition. Except as disclosed in the Purchaser SEC Documents and as contemplated by the Shalit Settlement Agreement, neither Purchaser nor Acquisition has engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder, any director, officer, or employee of Purchaser (except for employment agreements listed in Schedule 3.10(a) and employment and compensation arrangements described in the Purchaser SEC Documents, in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the Purchaser SEC Documents. The stock ledgers and stock transfer books and the minute book records of Purchaser and Acquisition relating to all issuances and transfers of stock by Purchaser and Acquisition and all proceedings of the stockholders and the Board of Directors and committees thereof of Purchaser and Acquisition since their respective incorporations made available to the Seller's counsel are the original stock ledgers and stock transfer books and minute book records of Purchaser and Acquisition or exact copies thereof. Neither Purchaser nor Acquisition is in violation or breach of, or in default with respect to, any term of its certificate of incorporation or other charter document or by-laws. Neither Purchaser nor Acquisition is a member of a customer or user organization or of a trade association other than as specified in Schedule 3.09 hereof.

         Section 3.10  Employees.

                  (a) Neither Purchaser nor Acquisition has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 3.10(a). The Purchaser has made available to the Seller: (i) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Schedule 3.10(a) (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (ii) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; and (iii) the two most recent actuarial valuations with respect to each Pension Plan subject to Title IV of ERISA.

                  (b) If any Employee Benefit Plan of Purchaser or of Acquisition were to be terminated on the day prior to the date of the Closing,
(i) no liability under Title IV of ERISA would be incurred by Purchaser or Acquisition and (ii) all Accrued Benefits to such day prior to the date of the Closing (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. All Accrued Liabilities (for contributions or otherwise) of Purchaser or Acquisition as of the date of the Closing to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits have been paid or accrued for all periods ending prior to the date of the Closing and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Purchaser Balance Sheet Date has been disproportionately large compared to prior payments.

                  (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Purchaser or of Acquisition. No Employee Benefit Plan or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Schedule 3.10(c). Each Employee Benefit Plan which is a group health plan within the meaning of Section 4980B(g)(ii) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B(f) of the Code. Other than the health care continuation requirements of Section 4980B(f) of the Code, neither Purchaser nor Acquisition has any obligation to provide post-retirement medical benefits or life insurance coverage to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to Purchaser or Acquisition) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any applicable law, rule, regulation, order, judgment, or decree nor is Purchaser, Acquisition, any Employee Benefit Plan of Purchaser or Acquisition, or any related trust required to take any action in order to avoid violation or default. No event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

                  (d) Each Pension Plan maintained for the employees of Purchaser or of Acquisition has been qualified, from its inception, under
Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each such Pension Plan has been operated in accordance with its terms. No investigation or review by the Internal Revenue Service is currently pending or, to the knowledge of Purchaser or Acquisition, is contemplated in which the Internal Revenue Service has asserted or may assert that any such Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. No assessment of any federal taxes has been made or, to the knowledge of Purchaser or Acquisition, is contemplated against Purchaser, Acquisition, or any related trust of any such Pension Plan and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code. Form 5500's have been timely filed with respect to all Pension Plans of Purchaser and Acquisition. No event has occurred or, to the knowledge of Purchaser or Acquisition, is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Purchaser and Acquisition.

                  (e) Neither Purchaser nor Acquisition currently contributes to or since September 16, 1980 has effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

                  (f) Schedule 3.10(f) contains a true and correct statement of the names, relationship with Purchaser, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1999 of (i) each director, officer, or other employee of Purchaser or of any Purchaser Subsidiary whose aggregate compensation for the fiscal year ended December 31, 1999 exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum and (ii) all sales agents, dealers, or distributors of Purchaser or of any Purchaser. Since December 31, 1999, neither Purchaser nor Seller has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

         Section 3.11      Patents, Trademarks, Et Cetera.

         Neither Purchaser nor Acquisition owns or has pending, or is licensed under, any Intangibles, other than as described in Schedule 3.11, all of which are in good standing and uncontested, except as otherwise described in such
Schedule 3.11. Schedule 3.11 accurately sets forth with respect to Intangibles licensed by Purchaser or Acquisition from or to a third party, a description of such license. Except as set forth in Schedule 3.11, neither any director, officer, or employee of Purchaser or Acquisition, any stockholder of Seller of any Seller Subsidiary, any relative or affiliate of any such stockholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Purchaser or of Acquisition. Set forth in Schedule 3.11 is a complete list of all trademarks used by Purchaser or its affiliates to identify its products, and a designation as to whether such trademark is protected by registration in the name of Purchaser or its affiliates on the principal or supplemental register in the United States Patent and Trademark Office. There is no right under any Intangible necessary to the business of Purchaser as presently conducted or as it contemplates conducting, except such as are so designated in Schedule 3.11. Except as set forth in Schedule 3.11, to the best knowledge of Purchaser and Acquisition, Purchaser has not infringed, is not infringing, and has not received notice of infringement with asserted Intangibles of others. Except as set forth in Schedule 3.11, to the knowledge of Purchaser or Acquisition, there is no infringement by others of Intangibles of Purchaser or of Acquisition. As far as Purchaser or Acquisition can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser or of Acquisition.

         Section 3.12      Questionable Payments.

         Neither Purchaser, Acquisition, any director, officer, agent, employee, or other person associated with or acting on behalf of Purchaser or Acquisition, nor any stockholder of Purchaser has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Purchaser or Acquisition; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         Section 3.13      Completeness of Disclosure.

         No representation or warranty by Purchaser or Acquisition in this Agreement or by Purchaser in the Purchaser SEC Documents contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         Section 3.14      Continuation of Business.

         Neither Purchaser nor Acquisition has any plan or intention to sell or otherwise to dispose of any of the assets acquired from Seller pursuant to
Section 4.01, except for sales or dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. Following the closing, Purchaser currently intend to continue the historic business of Seller or use a significant portion of the assets acquired from Seller pursuant to Section 4.01 hereof in a business.

IV.      THE EXCHANGE

         Section 4.01      Terms of the Exchange.

         On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a) (i) Acquisition shall cause Purchaser to deliver an aggregate of 15,000,000 shares of Purchaser Common Stock at a purchase price of $.50 per share to those creditors of Seller as set forth on Schedule 4.01(a)(i) hereto (the "New Purchaser Shareholders") (a portion of such shares will be deposited in the Escrow Account pursuant to the terms of the Escrow Agreement and Section
4.04 hereof);

         (ii) Purchaser shall cancel the Bridge Note;

         (iii) Acquisition shall assume such obligations and liabilities of Seller as are in conformity with the representations and warranties of Seller and are set forth on Schedule 4.01(a)(iii) hereof, it being understood that Acquisition is assuming all such liabilities listed on Schedule 4.01(a)(iii) as of March 1, 2000;

         (iv) Purchaser shall assume sponsorship of each Employee Benefit Plan sponsored or maintained by Seller;

         (v) Purchaser shall assume and be solely responsible for satisfying any and all obligations of Seller relating to health care continuation coverage under COBRA (as set forth in Section 4980B(f) of the Code and Part 6 of Subtitle B of Title I of ERISA, as may be amended from time to time) or under any state law with respect to any qualifying events that occur at, prior to or in connection with the Closing with respect to the medical, dental and/or group health plans of Seller and Seller Subsidiaries. Purchaser and Acquisition shall indemnify, defend and hold harmless Seller and Seller Subsidiaries from and against any and all claims, liabilities, losses, damages, costs, and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit, proceeding or claim) in any way related to Purchaser's or Acquisition's failure to properly discharge this obligation.

                  (b) Except as set forth in Schedule 4.01(a)(iii), the Purchaser shall not assume or be responsible for any obligation or liability of Seller of any nature, accrued or contingent.

                  (c) The consideration paid by Purchaser shall be allocated among assets purchased pursuant hereto as set forth in Schedule 4.01(c) hereof.

                  (d) With respect to any properties or assets sold hereunder that cannot be physically delivered to Purchaser because they are in the possession of third parties, or otherwise, Seller shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to the Purchaser, that all right, title, and interest therein have been vested in the Purchaser and that the same are to be held for the Purchaser's exclusive use and benefit.

                  (e) To the extent that the assignment by Seller to the Purchaser of any contract, agreement, instrument, lease, license, understanding, or arrangement to be assigned to Acquisition hereunder shall require the consent of a party other than Seller which has not been obtained by the Closing and if the Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before, at, or after the Closing elects in a writing delivered to Seller, specifically identifying such absent consent, to waive such consent. Nothing in this Section 4.01(e) regarding such non-assignment or such election shall limit any rights the Purchaser may have against Seller as a result of the failure to obtain such consent.

         Section 4.02      The Closing.

         The closing of the transactions contemplated by Section 4.01 shall take place at the offices of Brock Silverstein LLC, counsel to the Purchaser and Acquisition, 800 Third Avenue, 21st Floor, New York, New York 10022, at 10:00 a.m., local time, on the fifth business day after the date the conditions in Articles V and VI have been satisfied. The closing may occur at such different place, such different time, or such different date or a combination thereof as the Purchaser and Seller agree in writing. The closing of the transactions contemplated by Section 4.01, is referred to as the "Closing." If the Closing shall not take place by the date 30 calendar days following the date hereof, then the parties not at fault shall, in addition to all other rights and remedies available at law or in equity against the defaulting parties, have the right to cancel and terminate this Agreement.

         Section 4.03      Transactions at the Closing.

         The following transactions shall take place at the Closing:

                  (a) Seller shall deliver to the Purchaser all such bills of sale, assignments, evidences of consent, and other instruments or documents as in the opinion of counsel to the Purchaser may be reasonably necessary or desirable to evidence or perfect the sale, assignment, transfer, and conveyance of good title to all other properties and assets to be sold to the Purchaser by Seller hereunder as well as the other transaction contemplated by, and in connection with, the Transaction Agreements, in each case free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Schedule 2.06). Seller shall also deliver to the Purchaser all books and records of Seller (except minute books, stock ledgers and stock transfer books, which Seller hereby covenants and agrees shall be available for inspection by the Purchaser); provided, however, that Seller and its officers, employees, counsel, and agents shall be afforded free and full access to its tax and accounting records relating to periods prior to the Closing and shall be permitted to make extracts from and copies of such records.

                  (b) Subject to Section 4.06 hereof, Acquisition shall deliver
(i) to the Escrow Agent for deposit into the Escrow Account until the date six calendar months following the date of the Closing stock certificates registered in the name of each of the New Purchaser Stockholders identified on Schedule 4.01(a)(i) as subject to the Escrow Agreement for that number of shares of Purchaser Common Stock as set forth on Schedule 4.01(a)(i), and (ii) to the Seller, documentation evidencing cancellation of the Bridge Note.

                  (c) Purchaser shall deliver to Seller an instrument of assumption of the obligations and liabilities of Seller that Purchaser has agreed to assume pursuant to Section 4.01(a)(iii), substantially in the form of
Exhibit 4.03(c). In addition, Purchaser shall deliver a specific instrument of assumption of any contractual obligation of Seller which the Purchaser has agreed to assume pursuant to Section 4.01(a)(iii) if a party thereto (other than Seller) shall condition the assignment thereof to the Purchaser on receipt of such specific instrument.

         Section 4.04      Indemnity Against Liabilities.

         Seller and Purchaser agree to indemnify and hold harmless each other and Seller agrees to indemnify and hold harmless the Purchaser Indemnitees and Purchaser agrees to hold harmless the Seller Indemnities against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes of this Section 4.04, Section 4.05, and Section 9.01, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with

                  (a) (i) any breach of any representation, warranty, covenant, or agreement of Seller or Purchaser, as the case may be, contained in this Agreement or any other Transaction Agreement, (ii) with respect to the Seller or the Seller Subsidiaries, any obligation or liability of Seller or any Seller Subsidiary of any nature, accrued or contingent, not assumed by the Purchaser in accordance with Section 4.01(a)(iii), (iv), and (v) and (iii) with respect to the Purchaser, any obligation or liability of Purchaser of any nature, accrued or contingent, before the date of this Agreement; and

                  (b) if the Closing takes place, any act, alleged act, omission, or alleged omission occurring at or prior to the Closing (including without limitation any which arise out of, are based upon, or are in connection with any of the transactions contemplated by any Transaction Agreement).

The foregoing agreement to indemnify shall be in addition to any liability Seller or Purchaser, as the case may be, may otherwise have, including liabilities arising under this Agreement.

         Section 4.05 Survival, Deductible, and Adjustments to Consideration Delivered by Purchaser and Acquisition.

         The representations, warranties, and covenants of the Seller and the Purchaser contained herein or in the Transaction Agreements shall survive the Closing for a period of 180 days. Subject to the terms of this Agreement and the Escrow Agreement, after the expiration of such 180 day period all shares of each New Purchaser Shareholder held in escrow will be released in accordance with the Escrow Agreement and delivered to the New Purchaser Shareholders.

         The Purchaser and the Seller shall not be entitled to indemnification hereunder until such time as an aggregate of one or more claims for indemnification exceeds $100,000 (the "Deductible"), at which time the Purchaser or the Seller shall be entitled to indemnification for all losses sustained over the Deductible. Any such Purchaser claim for indemnification will be satisfied out of the New Purchaser Shares held in the Escrow Account.

V.       CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND ACQUISITION

         The obligations of the Purchaser and Acquisition under this Agreement are subject, at the option of the Purchaser, to the following conditions:

         Section 5.01 Accuracy of Representations and Compliance with
Conditions.

         All representations and warranties of Seller contained in each of the Transaction Agreements to which it is a party shall be accurate in all material respects when made and, in addition, shall be accurate in all material respects as of the Closing as though such representations and warranties were then made in exactly the same language by Seller and regardless of knowledge or lack thereof on the part of Seller or changes beyond its control; as of the Closing, Seller shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied in all material respects with by it at or before such time by each of the Transaction Agreements to which it is a party; and the Purchaser shall have received certificates executed by the chief executive officer and the chief financial officer of Seller, dated the date of the Closing, to that effect, substantially in the form of Exhibits 5.01A and 5.01B, respectively.

         Section 5.02      Opinion of Counsel.

         Seller shall have delivered to the Purchaser on the date of the Closing the opinion of Perkins Coie LLP, counsel to Seller, dated as of such dates, in form and substance satisfactory to counsel for the Purchaser.

         Section 5.03      Due Diligence Review.

         Prior to the date of the Closing, Purchaser shall conduct a due diligence review of the Seller, including a review of the Schedules and the documents referenced therein of Seller delivered prior to the date hereof and prior to the date of the Closing, and shall be reasonably satisfied with the result of such review.

         Section 5.04      Other Closing Documents.

         Seller shall have delivered to the Purchaser at or prior to the Closing such other documents, including the Transaction Agreements (other than this Agreement) to which it is or shall be a party and certificates of officers of Seller or of any Seller Subsidiary as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         Section 5.05      Review of Proceedings.

         All actions, proceedings, instruments, and documents required to carry out each of the Transaction Agreements and each of the documents contemplated thereby or in connection therewith and all other related legal matters shall be subject to the reasonable approval of Brock Silverstein LLC, counsel to the Purchaser, and Seller shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         Section 5.06      Legal Action.

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Transaction Agreements, or any document contemplated thereby or in connection therewith, or to obtain substantial damages with respect thereto.

         Section 5.07      No Governmental Action.

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by, or in connection with, any of the Transaction Agreements by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Purchaser, (a) makes any of the transactions contemplated by any Transaction Agreement illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by any of the Transaction Agreements, (c) requires the divestiture by the Purchaser of a material portion of the business of the Purchaser, or of Seller and the Seller Subsidiaries taken as a whole, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by any of the Transaction Agreements or impairs the contemplated benefits to the Purchaser of any of the transactions contemplated by this Agreement.

         Section 5.08      Approval of Seller's Stockholders.

         The consummation of the transactions contemplated by, and in connection with, any of the Transaction Agreements shall have been approved at or before the Closing by the affirmative vote of the holders of the requisite percentage of Seller Common Stock required under the corporate law of the state of incorporation, certificate or articles or incorporation, and by-laws of the Seller.

         Section 5.09      Governmental Approval.

         The parties to this Agreement shall have obtained at or prior to the Closing all required consents and unconditional written approvals of all governmental agencies having the legal or administrative right or obligation to consent to, or approve, any Transaction Agreement and to the execution, delivery, and performance thereof.

         Section 5.10      Blue-Sky Law Compliance.

         The Purchaser shall have received at or prior to the Closing a permit from all appropriate blue-sky or securities law administrator(s) with regard to the issuance of Purchaser Common Stock as contemplated by this Agreement.

         Section 5.11      Contractual Consents Needed.

         The parties to any Transaction Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by, or in connection with, the Transaction Agreements from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any Seller Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         Section 5.12      Other Agreements.

         The Employment Agreements, substantially in the form attached hereto as Exhibits 5.12A, 5.12B, and 5.12C hereto, and the Escrow Agreement, substantially in the form of Exhibit 5.12D hereto, shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, at the Closing shall be in full force, valid, and binding upon the parties thereto, and shall, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, be enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material term thereof.

         Section 5.13      Corporate Name.

         Seller shall not use any corporate name containing either the word "Sequel" or words similar to or susceptible of confusion with the word "Sequel."

         Section 5.14      Personnel.

         The individuals set forth in Schedule 2.08(f) whose aggregate compensation for the fiscal year ended December 31, 1999, exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum shall at the Closing be actively engaged in the performance of their existing duties for Seller and the Seller Subsidiaries and shall not have evidenced any intention not to engage in comparable employment with the Purchaser after the Closing.

         Section 5.15      Repayment of Loans.

         At or prior to the Closing, the liabilities of the Seller and the Seller Subsidiaries identified in Schedule 5.15 as being owed by Seller or any Seller Subsidiary shall have been repaid in full or the Purchaser, in its sole discretion, shall have consented in writing to alternate arrangements for the repayment thereof.

         Section 5.16      Releases.

         The Purchaser shall have received at or prior to the Closing from each person who is as of the date of this Agreement an officer of Seller, and each of Ronald Bernbaum and Aran Kwinta, dated the date of the Closing, a release substantially in the form of Exhibit 5.16.

         Section 5.17      Noncompetition Agreement.

         The Purchaser shall have received at or prior to the Closing from each person who is as of the date of this Agreement an officer of Seller (other than those persons party to the Employment Agreement), and each of Ronald Bernbaum and Aran Kwinta, an agreement not to compete, substantially in the form of
Exhibit 5.17.

         Section 5.18      Confidentiality Agreement.

         The Purchaser shall have received at or prior to the Closing from each person who is as of the date of this Agreement an officer of Seller (other than those persons party to the Employment Agreement), and each of Ronald Bernbaum and Aran Kwinta, an agreement to keep confidential certain data, substantially in the form of Exhibit 5.18.

         Section 5.19      Schedules.

         Within ten business days after the date hereof, Seller and the Seller Subsidiaries shall deliver to the Purchaser the Schedules and other documents required to be delivered thereby pursuant to the terms of the Transaction Agreements.

VI.      CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject, at the option of Seller, to the following conditions:

         Section 6.01 Accuracy of Representations and Compliance with
Conditions.

         All representations and warranties of Purchaser and Acquisition contained in this Agreement shall be accurate in all material respects when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by Purchaser and regardless of knowledge or lack thereof on the part of Purchaser or Acquisition or changes beyond their control; as of the Closing, each of Purchaser and Acquisition shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement; and the Seller shall have received certificates executed by the chief executive officer and the chief financial officer of each of Purchaser, dated the date of the Closing, to that effect, substantially in the form of Exhibits
6.01 A and 6.01B, respectively.

         Section 6.02 Opinion of Counsel.

         Purchaser shall have delivered to the Seller on the date of the Closing the opinion of Brock Silverstein LLC, counsel to the Purchaser, dated as of such date, in form and substance satisfactory to counsel for the Seller.

         Section 6.03 Schedules.

         Within ten business days after the date hereof, Seller shall deliver to Purchaser the Schedules and other documents required to be delivered thereby pursuant to the terms of the Transaction Agreements.

         Section 6.04 Other Closing Documents.

         Purchaser shall have delivered to the Seller at or prior to the Closing such other documents (including certificates of officers of Purchaser or of Acquisition) as the Seller may reasonably request in order to enable the Seller to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         Section 6.05 Review of Proceedings.

         All actions, proceedings, instruments, and documents required to carry out each of the Transaction Agreements and each of the documents contemplated thereby or in connection therewith and all other related legal matters shall be subject to the reasonable approval of Perkins Coie LLP, counsel to the Seller, and Purchaser shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         Section 6.06 Legal Action.

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by the Transaction Agreements, or any document contemplated thereby or in connection therewith, or to obtain substantial damages with respect thereto.

         Section 6.07 No Governmental Action.

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by, or in connection with, any of the Transaction Agreements by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Seller, (a) makes any of the transactions contemplated by any Transaction Agreement illegal, (b) results in a delay in the ability of the Seller to consummate any of the transactions contemplated by any of the Transaction Agreements, (c) requires the divestiture by the Purchaser of a material portion of the business of either the Purchaser and the Purchaser Subsidiaries taken as a whole, or of Seller and the Seller Subsidiaries taken as a whole, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by any of the Transaction Agreements or impairs the contemplated benefits to Seller of any of the transactions contemplated by this Agreement.

         Section 6.08 Approval of Seller's Stockholders.

         The consummation of the transactions contemplated by, and in connection with, any of the Transaction Agreements shall have been approved at or before the Closing by the affirmative vote of the holders of such percentage of the Seller Common Stock and Seller Preferred Stock as shall be required pursuant to the laws of the state of incorporation of the Seller, its articles of incorporation, and its by-laws.

         Section 6.09 Governmental Approval.

         The parties to this Agreement shall have obtained at or prior to the Closing the consent and unconditional written approval of all governmental agencies having the legal or administrative right or obligation to consent to, or approve, any Transaction Agreement and the execution, delivery, and performance of any Transaction Agreement.

         Section 6.10 Blue-Sky Law Compliance.

         The Purchaser shall have received at or prior to the Closing a permit from all appropriate blue-sky or securities law administrator(s) with regard to the issuance of Purchaser Common Stock as contemplated by this Agreement.

         Section 6.11 Contractual Consents Needed.

         The parties to any Transaction Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by, or in connection with, the Transaction Agreements from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any Seller Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         Section 6.12 Other Agreements.

         The Employment Agreements, and the Shalit Termination Agreement shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, at the Closing shall be in full force, valid, and binding upon the parties thereto, and shall, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, be enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material term thereof.

         Section 6.13 Directors and Officers Liability Insurance.

         The Purchaser shall have in place directors and officers liability insurance sufficient to cover claims up to $2 million, which shall cover, among others, the directors and officers of Purchaser prior to the Closing.

         Section 6.14 Due Diligence Review.

         Prior to the date of the Closing, Seller shall conduct a due diligence review of the Purchaser, including a review of the Schedules and the documents referenced therein of Purchaser delivered prior to the date hereof and prior to the date of the Closing, and shall be reasonably satisfied with the result of such review.

         Section 6.15 Registration Rights Agreement.

         Certain of the New Purchaser Shareholders and the Purchaser shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Schedule 6.15.

VII.     COVENANTS AND AGREEMENTS OF SELLER

         Seller covenants and agree as follows:

         Section 7.01      Access.

         Until the earlier of the Closing and the rightful abandonment or termination of this Agreement pursuant to the terms of this Agreement (the "Release Time"), Seller will afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser and Acquisition and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Seller and the Seller Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser and Acquisition with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Seller and the Seller Subsidiaries as the Purchaser and Acquisition from time to time may reasonably request, provided, however, that each such person shall be subject to a confidentiality agreement satisfactory to Seller.

         Section 7.02 Conduct of Business.

         Until the Release Time, Seller will conduct its affairs and the affairs of the Seller Subsidiaries so that at the Closing no representation or warranty of Seller will be inaccurate in any material respects, no covenant or agreement of Seller will be breached in any material respects, and no condition in any Transaction Agreement will remain unfulfilled in any material respects by reason of the actions or omissions of Seller or any Seller Subsidiary. Except as otherwise requested by the Purchaser in writing, until the Release Time, Seller and the Seller Subsidiaries will use their best efforts to preserve the business operations of Seller and the Seller Subsidiaries intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Seller and the Seller Subsidiaries, and to preserve the good will of their suppliers, customers, and others having business relations with any of them. Until the Release Time, Seller and the Seller Subsidiaries will conduct their business and operations in all respects only in the ordinary course as currently conducted.

         Section 7.03 Advice of Changes.

         Until the Release Time, Seller will immediately advise the Purchaser and Acquisition in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement or any other Transaction Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under any Transaction Agreement not to be fully satisfied.

         Section 7.04 Confidentiality.

         Seller shall ensure that all confidential information which Seller, any Seller Subsidiary, any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, or any stockholder of the Seller or any Seller Subsidiary, any of their respective counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Purchaser, or Acquisition, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Seller and the Seller Subsidiaries, in each case without the prior written consent of the Purchaser; provided, however, that the restrictions of this sentence shall not apply (a) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller, of any Seller Subsidiary, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Seller, any Seller Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (b) as may otherwise be required by law, (c) as may be necessary or appropriate in connection with the enforcement of any Transaction Agreement, or (d) to the extent such information shall have otherwise become publicly available. Seller shall, and shall cause all other such persons and entities to, deliver to the Purchaser all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         Section 7.05 Public Statements.

         Before Seller shall release any information concerning any Transaction Agreement or any document contemplated thereby or in connection therewith, or the transactions contemplated by, which is intended for or may result in public dissemination thereof, it shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comments, and shall not release any such information without the written consent of the Purchaser. Nothing contained herein shall prevent Seller from releasing any information to any governmental authority if required to do so by law.

         Section 7.06 Other Proposals.

         Until the earlier of the close of business on the date 30 calendar days following the date hereof and the Release Time, Seller shall not, and shall neither authorize nor permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Seller or of any Seller Subsidiary, directly or indirectly, to: (a) initiate contact with any person or entity (other than Purchaser or any Purchaser Subsidiary) in an effort to solicit any Takeover Proposal (as such term is defined in this Section 7.06);
(b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of Seller or any Seller Subsidiary to, any person or entity (other than Purchaser or any Purchaser Subsidiary) in connection with any Takeover Proposal; (c) negotiate with any person or entity (other than Purchaser or any Purchaser Subsidiary) with respect to any Takeover Proposal; or (d) enter into any agreement or understanding (other than the Transaction Agreements) with the intent to effect a Takeover Proposal. Seller will immediately give written notice to the Purchaser of the details of any Takeover Proposal of which any of them becomes aware. As used in this Section 7.06, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, (e) for a merger, consolidation, reorganization, other business combination, or recapitalization involving Seller or any Seller Subsidiary, for the acquisition of a 5% or greater interest in the equity or in any class or series of capital stock of Seller or any Seller Subsidiary, for the acquisition of the right to cast 5% or more of the votes on any matter with respect to Seller or any Seller Subsidiary, or for the acquisition of a substantial portion of any of their respective assets other than in the ordinary course of their respective businesses, or (f) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to the Purchaser or Acquisition of any of the transactions contemplated by the Transaction Agreements.

         Section 7.07 Bulk Sales.

         The Purchaser hereby waives compliance by Seller with the provisions of any applicable bulk sales laws and bulk sales tax laws.

         Section 7.08 Consents Without Any Condition.

         Seller shall not make any agreement or reach any understanding not approved in writing by the Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by the Transaction Agreements.

         Section 7.09 Noncompetition.

         If the Closing takes place, Seller agrees, in consideration of the obligations of the Purchaser hereunder: (a) for a period of five years after the date of the Closing, Seller will not (i) compete with or be engaged in the same business as, or Participate In (as hereinafter defined in this Section 7.09) any other business or organization which at any time during the five year period after the date of the Closing competes with or is engaged in the same business as, that entity which operates the business acquired under this Agreement or any Seller Subsidiary, with respect to any product or service sold or activity engaged in up to the time of the Closing in any geographical area in which at the time of the Closing such product or service is sold or activity engaged in or (ii) Participate In any other business or organization which at any time during the five-year period after the date of the Closing uses a name containing the word "Sequel" or words similar to, or susceptible of confusion with, the word "Sequel" or any combination or abbreviation thereof; (b) Seller will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from that entity which operates the business acquired under this Agreement, any Seller Subsidiary, the Purchaser, or any of their respective suppliers, customers, or employees; and (c) Seller will not directly or indirectly employ any person who, at any time up to the date of the Closing, was an employee of Seller, any Seller Subsidiary, the Purchaser, or Acquisition, within a period of five years after such person leaves the employ of such corporation. As used in this Section 7.09, "Participate In" shall mean "directly or indirectly, for its or his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of its name in." Seller agrees that the provisions of this Section 7.09 are necessary and reasonable to protect that entity which operates the business acquired under this Agreement, the Seller Subsidiaries, the Purchaser and in the conduct of their businesses. If any restriction contained in this Section 7.09 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         Section 7.10 Future Name.

         Seller will not use or adopt, or cause or give permission to any person or entity to use or adopt, a name containing the word "Sequel" or words similar to or susceptible of confusion with the word "Sequel" or any combination or abbreviation thereof.

         Section 7.11 File Tax Return.

         If the Closing takes place, Seller agrees to file, within the time allowed by law, all federal, state, local, and foreign Tax Returns with the appropriate jurisdictions, for the period January 1, 2000 through the date of the Closing, to include therein all information required to be contained therein relating to Seller and the Seller Subsidiaries for such period, and to pay all Taxes with respect to Seller and the Seller Subsidiaries for such period in a manner consistent with the allocation of the consideration paid by the Purchaser pursuant to Section 4.01(c).

         Section 7.12 Expenses.

         In the event that Seller shall either cease to use good faith efforts to consummate the transactions contemplated by, an in connection with, this Agreement, or shall otherwise terminate this Agreement other than in accordance with the terms hereof, the Seller shall be responsible for all accountable expenses of Purchaser and Acquisition relating to the transactions contemplated by, and in connection with, this Agreement, which expenses shall be repaid within five business days of the presentation thereof to the Seller.

         Section 7.13 Repayment of Loans; Release of Liens.

         At or prior to Closing, (a) Seller shall repay the principal of, premium (if any), and interest on the loans identified in Schedule 5.15 as being owed by Seller or any Seller Subsidiary and (b) the secured party of any liens on any assets (other than Excluded Assets) of the Seller or any Seller Subsidiary shall have released such liens or executed and delivered to Purchaser documentation reasonably satisfactory to the Purchaser irrevocably terminating such liens.

         Section 7.14 Other Agreements.

         At or prior to the Closing, Seller shall execute and deliver to the Purchaser the Transaction Agreements (other than this Agreement) to which it is or shall be party. Upon the execution hereof, Seller and the other parties named therein other than the Purchaser shall execute and deliver to the Purchaser the Bridge Note, the Pledge Agreement, and any related documentation reasonably requested by the Purchaser against the loan to the Seller contemplated thereby.

         Section 7.15 Financial Advisory Agreement; Letter of Intent; Funding.

         Simultaneously with the execution of this Agreement, Seller shall have executed and delivered, and at the Closing shall continue to be party to, perform, and comply with the McDermott Engagement Letter or a designee thereof, substantially in the form of Exhibit 7.17A hereto, and the Roth Engagement Letter, substantially in the form of Exhibit 7.17B hereto. Prior to the Closing, Seller shall have closed the financing contemplated by the McDermott Engagement Letter and received gross proceeds therefrom in the amount of at least $2,000,000.

         Section 7.16 Non-Circumvention.

         The Seller hereby agrees that, until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, Seller shall not participate, or permit any affiliate or associate to participate in, any transaction in any capacity with any Purchaser Introduction without the involvement of the Purchaser and its consent thereto.

VIII.    COVENANTS AND AGREEMENTS OF THE PURCHASER

         The Purchaser covenants and agrees as follows:

         Section 8.01 Capital Stock Changes.

         If, prior to the time for issuance of any shares of Purchaser Common Stock pursuant to Section 4.01, the Purchaser Common Stock shall be recapitalized or reclassified or the Purchaser shall effect any stock dividend, stock split, or reverse stock split of the Purchaser Common Stock or the Purchaser shall merge, consolidate, reorganize, or enter into another business combination with any other corporation or shall sell or exchange all or substantially all of its assets, then the shares of Purchaser Common Stock to be delivered thereafter under Section 4.01 shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of Purchaser Common Stock would have been entitled to receive had such stock been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event. The provisions of this Section 8.01 shall apply to successive mergers, consolidations, reorganizations, and combinations.

         Section 8.02 Access.

         Until the Release Time, Purchaser will afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Seller and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Purchaser and Acquisition, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Seller with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Purchaser and Acquisition as the Seller from time to time may request. Until the Release Time, Purchaser will cause the independent certified public accountants of Purchaser to make available to the Seller and its independent certified public accountants the work papers relating to the audits of Purchaser referred to in Section 3.06.

         Section 8.03 Advice of Changes.

         Until the Release Time, Purchaser will immediately advise the Seller in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or a Schedule or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in any Transaction Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under any Transaction Agreement not to be fully satisfied.

         Section 8.04 Confidentiality.

         Purchaser shall ensure that all confidential information which Purchaser, Acquisition, any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, or any stockholder or of the Purchaser or Acquisition, any of their respective counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Seller or any Seller Subsidiary, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of Seller and the Seller Subsidiaries, in each case without the prior written consent of the Seller; provided, however, that the restrictions of this sentence shall not apply (a) after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser, of Acquisition, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Purchaser, Acquisition, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (b) as may otherwise be required by law, (c) as may be necessary or appropriate in connection with the enforcement of any Transaction Agreement, or (d) to the extent such information shall have otherwise become publicly available. Purchaser shall, and shall cause all other such persons and entities to, deliver to the Seller all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

         Section 8.05 Public Statements.

         Before Purchaser or Acquisition shall release any information concerning any Transaction Agreement or any document contemplated thereby or in connection therewith, or the transactions contemplated by, which is intended for or may result in public dissemination thereof, it shall cooperate with the Seller, shall furnish drafts of all documents or proposed oral statements to the Seller for comments, and shall not release any such information without the written consent of the Seller. Nothing contained herein shall prevent Purchaser or Acquisition from releasing any information to any governmental authority if required to do so by law.

         Section 8.06 Consents Without Any Condition.

         Purchaser shall not make any agreement or reach any understanding not approved in writing by the Seller as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

         Section 8.07 Other Agreements.

         At or prior to the Closing, Purchaser will execute and deliver the Employment Agreements, the Escrow Agreement, and the Shalit Termination Agreement. At or prior to the Closing, Acquisition will execute and deliver the Escrow Agreement. Upon the execution of this Agreement, the Purchaser shall execute and deliver to the Seller the Bridge Note, and any related documentation reasonably requested by the Seller to the Seller together with the proceeds of the loan contemplated by, and in connection with, the Bridge Note.

         Section 8.08 Conduct of Business.

         Until the Release Time, Purchaser will conduct its affairs and the affairs of Acquisition so that at the Closing no representation or warranty of Purchaser or Acquisition will be inaccurate in any material respect, no covenant or agreement of Purchaser or Acquisition will be breached in any material respect, and no condition in any Transaction Agreement will remain unfulfilled in any material respect by reason of the actions or omissions of Purchaser or Acquisition. Except as otherwise requested by the Seller in writing, until the Release Time, Purchaser and Acquisition will use their best efforts to preserve the business operations of Purchaser and the Purchaser Subsidiaries intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Purchaser and Acquisition, and to preserve the good will of their suppliers, customers, and others having business relations with any of them. Until the Release Time, Purchaser and Acquisition will conduct their business and operations in all respects only in the ordinary course.

         Section 8.09 Schedules.

         Within business days following the date hereof, Purchaser shall deliver to Seller the Schedules and other documents required to be delivered thereby pursuant to the terms of the Transaction Agreements.

         Section 8.10 Non-Circumvention.

         The Purchaser hereby agrees that, until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, Purchaser shall not participate, or permit any affiliate or associate to participate in, any transaction in any capacity with any Seller Introduction without the involvement of the Seller and its consent thereto.

         Section 8.11 Expenses.

         In the event that the Purchaser shall either cease to use good faith efforts to consummate the transactions contemplated by, and in connection with, this Agreement, or shall otherwise terminate this Agreement other than in accordance with the terms hereof, the Purchaser shall be responsible for all accountable expenses of Seller relating to the transactions contemplated by, an in connection with, this Agreement, which expenses shall be repaid within five business days of the presentation thereof to the Purchaser.

         Section 8.12 Directors and Officers.

         Immediately following the Closing, the directors of each of the Purchaser and Acquisition shall resign and shall appoint the individuals set forth in Schedule 8.12A hereof as directors of Purchaser and Acquisition and shall appoint the individuals set forth in Schedule 8.12B hereof as the officers of the Purchaser and Acquisition, each to hold office, subject to the by-laws of the Purchaser or Acquisition, as applicable, until the appointment of their respective successors. Immediately following the Closing, the officers of each of the Purchaser and Acquisition shall resign. Such officers and directors shall be selected by Seller and shall be approved by the Board of Directors of Purchaser immediately prior to the Closing, which approval shall not be unreasonably withheld. Seller shall provide to Purchaser copies of Schedules 8.12A and 8.12B within 10 days after the date hereof.

         Section 8.13 Financial Advisory Agreement; Letter of Intent; Funding.

         Simultaneously with the execution of this Agreement, Purchaser shall have executed and delivered, and at the Closing shall continue to be party to, perform, and comply with the McDermott Engagement Letter or a designee thereof, substantially in the form of Exhibit 7.17A hereto. Prior to the Closing, Seller shall have closed the financing contemplated by the McDermott Engagement Letter and received gross proceeds therefrom in the amount of at least $2,000,000.

         Section 8.14 Amendment to Certificate of Incorporation.

         As soon as reasonably practicable following the Closing, the Purchaser will undertake all steps required to amend its certificate of incorporation (i) to increase its capitalization to 40,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, par value $.01, of Purchaser and (ii) to amend its name to be a name not containing the word "Imatec."

         Section 8.15 Payment of Obligations.

         At or prior to the Closing, Purchaser shall (i) either repay or otherwise be released from liablility on its office lease for 150 East 58th Street, New York, New York and (ii) pay all obligations to the then employees of Purchaser, including, without limitation, all severance payments and COBRA and benefits obligations outstanding pursuant to agreements between the Purchaser and any such employee existing prior to the date hereof, which obligations under this clause (ii) shall not exceed $32,000, excluding obligations under the Shalit Termination Agreement.

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

IX.      MISCELLANEOUS

         Section 9.01 Brokerage Fees.

         Except as otherwise disclosed herein or set forth in a Schedule hereto, neither party hereto has employed any broker or finder in connection with the transactions contemplated hereby and in connection herewith. If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated by any Transaction Agreement, the party employing such broker or binder shall (subject to the next sentence) indemnify and hold harmless the other parties hereto against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred arising out of, based upon, or in connection with such claim by such person, and such indemnifying party shall at its sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if such indemnifying party fails to defend such suit, action, proceeding, or investigation in a timely manner, the other party hereto made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of such indemnifying party. If, however, it is ultimately determined in any such suit, action, or proceeding (in which the such indemnified party made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that such indemnified party made a defendant therein or a party thereto was the sole employer of such broker or finder or services were performed solely for such indemnified party made a defendant therein or a party thereto, then Seller shall not be responsible under this Section 9.01 and amounts theretofore paid by them by reason of this Section 9.01 shall be reimbursed by such indemnified party, as the case may be, who was the sole employer.

         Section 9.02 Further Actions.

         At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of any Transaction Agreement.

         Section 9.03 Availability of Equitable Remedies.

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         Section 9.04 Modification.

         This Agreement and the Schedules and Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 9.04), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors or by an officer of each corporate party.

         Section 9.05 Notices.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.06) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9.06. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.06 shall be deemed given at the time of receipt thereof. A copy of any notice to Purchaser or Acquisition shall simultaneously be delivered in accordance with this Section 9.06 to Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, New York 10022. A copy of any notice to Seller shall simultaneously be delivered in accordance with this Section 9.06 to Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101.

         Section 9.06 Waiver.

         Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         Section 9.07 Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser, Acquisition, and their respective successors and shall inure to the benefit of each Purchaser Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         Section 9.08 No Third Party Beneficiaries.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 9.08).

         Section 9.09 Separability.

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 9.10 Headings.

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 9.11 Counterparts; Governing Law.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                   IMATEC LTD.



                                    By:    /s/ Hanoch Shalit
                                           ---------------------------------
                                    Name:  Hanoch Shalit
                                           ---------------------------------
                                    Title: President
                                           ---------------------------------




                                       SEQUEL ACQUISITION
                                           CORPORATION



                                    By:    /s/ Hanoch Shalit
                                           ---------------------------------
                                    Name:  Hanoch Shalit
                                           ---------------------------------
                                    Title: President
                                           ---------------------------------


                                       SEQUEL TECHNOLOGY
                                           CORPORATION



                                    By:    /s/ Robert Savette
                                           ---------------------------------
                                    Name:  Robert Savette
                                           ---------------------------------
                                    Title: President and CEO
                                           ---------------------------------



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